Exhibit A-23

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.

/s/ Daniel E. Shapiro
Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF INCORPORATION

OF
GRAPE FINDS LICENSING CORP.
Under Section 402 of the Business Corporation Law

FIRST: The name of the corporation is GRAPE FINDS LICENSING CORP.

SECOND: This corporation is formed to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body.

THIRD: The county within this state in which the office of the corporation is to be located is New York County.

FOURTH: The total number of shares which the corporation shall have the authority to issue and a statement of the par value of each share are: 100 No Par Value.

FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against the corporation may be served. The address to which the Secretary of State shall mail a copy of any process accepted on behalf of the corporation is:

Grape Finds Licensing Corp. c/o Best Cellars Inc. 180 Varick Street Fourth Floor New York, New York 10014

/s/ Richard A. Marmet
Richard A. Marmet
180 Varick Street
New York, New York 10014

CERTIFICATE OF INCORPORATION OF GRAPE FINDS LICENSING CORP.

Under Section 402 of the Business Corporation Law

Filed by:	Richard A. Marmet c/o Best Cellars Inc. 180 Varick Street Fourth Floor New York, New York 10014

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010.
/s/ Daniel E. Shapiro
Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

NYS Department of State Division of Corporations, Records and UCC	Business Corporation Biennial Statement	For Internal Use Only
Albany, NY 12231-0002 www.dos.state.ny.us

	2827647	Filed By:
GRAPE FINDS LICENSING CORP. 2 PARAGON DR		Cash # (If different than film #):
MONTVALE NJ 07645		Required Fee:	$9.00
		Filing Period:	10/2010
(Make checks payable to the Department of State)

The Business Corporation Law requires corporations to update information with the Department of State every two years in the calendar month in which the corporation was formed or authorized. Farm Corporations are EXEMPT from this requirement and should complete Parts 4 and 5 ONLY. Please review the information in Parts 1, 2 and 3. Update the information in the space provided, if necessary. If no changes are necessary, proceed to Part 5. A corporation which fails to timely file its Biennial Statement shall be shown to be past due on the Department of State’s records.

Part 1: Name and Business Address of Chief Executive Officer
ERIC CLAUSE 2 PARAGON DR MONTVALE NJ 07645	Name
Sam Martin
Address
2 Paragon Drive
	City	State	Zip
	Montvale	NJ	07645

Part 2: Street Address of the Principal Executive Office (A Post Office Box cannot be substitued)
GRAPE FINDS LICENSING CORP. 2 PARAGON DR MONTVALE NJ 07645	Address Line 1

Address Line 2

	City	State	Zip

Part 3: Address for Service of Process
GRAPE FINDS LICENSING CORP. C/O BEST CLELLARS INC 2 PARAGON DR MONTVALE NJ 07645	Name

Address

	City	State	Zip

Part 4: Farm Corporation Exemption
☐

This corporation is a farm corporation and is NOT required to update information with the Department of State every two years. A farm corporation is a corporation engaged in the production of crops, livestock and livestock products on land used in agricultural production. Farm corporations should complete Parts 4 and 5 ONLY and return the form to the Department of State. No filling fee is required for farm corporations.

Check if applicable

Part 5: Signature of Officer, Director, Attorney-in-Fact or Authorized Person

/s/ Michael Gualtieri	Michael Gualtieri
Signature	Name of Signer (Please Print)
Vice President
Title of Signer (Please Print)

DOS-1178 (08/05)
101112002528